SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported) December 6, 2010
GE Dealer Floorplan Master Note Trust
CDF Funding, Inc.
GE Commercial Distribution Finance Corporation

(Exact Name of Issuing Entity, Depositor/Registrant and Sponsor as specified in their respective charters)
Delaware

(State or Other Jurisdiction of Incorporation

333-115582-03 333-130782 333-158937	20-1060484 (CDF Funding, Inc.)

(Commission File Numbers)	(I.R.S. Employer Identification No.)

5595 Trillium Boulevard, Hoffman Estates, Illinois	60192

(Address of Principal Executive Offices)	(Zip Code)
(847) 747-4043

(Registrant’s Telephone Number, Including Area Code)
No Change

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EX-4.1
EX-4.2
EX-4.3
EX-4.4
EX-4.5

Item 1.01 Entry into a Material Definitive Agreement
     The following amendments to material definitive agreements were entered into:
     1. Amendment No. 6 to Receivables Sale Agreement, dated as of December 6, 2010 (“Amendment No. 6 to Receivables Sale Agreement”) among GE Commercial Distribution Finance Corporation, General Electric Capital Corporation, Brunswick Acceptance Company, LLC, Polaris Acceptance and CDF Funding, Inc.
     2. Amendment No. 7 to Receivables Purchase and Contribution Agreement, dated as of December 6, 2010 (“Amendment No. 7 to Receivables Purchase and Contribution Agreement”), between CDF Funding, Inc. and GE Dealer Floorplan Master Note Trust.
     3. Supplement No. 12 to Master Indenture, dated as of December 6, 2010 (“Supplement No. 12 to Master Indenture”), between GE Dealer Floorplan Master Note Trust and Deutsche Bank Trust Company Americas.
     4. Amendment No. 2 to Amended and Restated Servicing Agreement, dated as of December 6, 2010 (“Amendment No. 2 to Amended and Restated Servicing Agreement”), between General Electric Capital Corporation and GE Dealer Floorplan Master Note Trust.
     5. First Amendment to Amended and Restated Sub-Servicing Agreement, dated as of December 6, 2010 (“First Amendment to Amended and Restated Sub-Servicing Agreement”), between General Electric Capital Corporation and GE Commercial Distribution Finance Corporation.
Item 9.01 Financial Statements and Exhibits
     (a) Not applicable
     (b) Not applicable
     (c) Not applicable
     (d) Exhibits

Exhibit No.	Document Description
4.1	Amendment No. 6 to Receivables Sale Agreement

4.2	Amendment No. 7 to Receivables Purchase and Contribution Agreement

4.3	Supplement No. 12 to Master Indenture

4.4	Amendment No. 2 to Amended and Restated Servicing Agreement

4.5	First Amendment to Amended and Restated Sub-Servicing Agreement

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CDF FUNDING, INC. (Registrant)
Dated: December 6, 2010	By:	/s/ John E. Peak
		Name:	John E. Peak
		Title:	Vice President